Exhibit 99.3

Beech Street Corporation

(a Delaware corporation)

Consolidated Financial Statements

As of December 31, 2003 and 2002

Report of Independent Auditors

To the Board of Directors of

Beech Street Corporation

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Beech Street Corporation and its subsidiaries at December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP Orange County, California January 30, 2004

Beech Street Corporation

(a Delaware corporation)

Consolidated Balance Sheets

December 31, 2003 and 2002

	2003	2002
Assets
Current assets
Cash and cash equivalents	$5,103,000	$3,060,000
Accounts receivable, net of allowance for doubtful accounts of $162,000 and $780,000, at December 31, 2003 and 2002	6,674,000	6,816,000
Other receivables	1,744,000	323,000
Prepaid expenses and other current assets	1,626,000	1,146,000
Deferred tax benefit	—	446,000

Total current assets	15,147,000	11,791,000

Equipment, software and fixtures, net	5,169,000	6,163,000
Intangible assets	100,000	—
Goodwill	17,675,000	19,776,000
Deposits and other assets	2,425,000	2,153,000

Total assets	$40,516,000	$39,883,000

Liabilities and Shareholders’ Equity
Current liabilities
Current portion of long-term debt	$—	$3,000,000
Deferred tax liability	389,000	—
Accounts payable	1,811,000	812,000
Accrued expenses	5,249,000	5,246,000

Total current liabilities	7,449,000	9,058,000

Long-term liabilities
Long-term debt, net of current portion	—	525,000
Deferred tax liability	3,087,000	1,775,000
Other liabilities	4,161,000	6,152,000

Total long-term liabilities	7,248,000	8,452,000

Total liabilities	14,697,000	17,510,000

Commitments and contingencies (Note 6)
Shareholders’ equity
Cumulative Convertible Preferred Stock, par value $0.001; 435,048 shares authorized, issued and outstanding (liquidation value $10,000,000)	10,000,000	10,000,000
Common Stock, par value $0.001; 4,000,000 shares authorized; 2,555,181 shares issued and outstanding at December 31, 2003 and 2002	3,000	3,000
Additional paid-in capital	20,980,000	20,980,000
Accumulated deficit	(5,164,000)	(8,610,000)

Total shareholders’ equity	25,819,000	22,373,000

Total liabilities and shareholders’ equity	$40,516,000	$39,883,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Income

December 31, 2003 and 2002

	2003	2002
Revenues, net	$70,625,000	$70,020,000
Expenses
Operating expenses	58,181,000	56,750,000
Non-recurring charges	—	1,898,000
Depreciation and amortization	3,043,000	7,803,000

Total expenses	61,224,000	66,451,000

Income from operations	9,401,000	3,569,000
Interest expense, net	262,000	507,000

Income before provision for income taxes	9,139,000	3,062,000
Provision for income taxes	3,693,000	1,293,000

Net income	$5,446,000	$1,769,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Shareholders’ Equity

For the Years Ended December 31, 2003 and 2002

	Cumulative Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance, December 31, 2001	435,048	$10,000,000	2,555,181	$3,000	$20,980,000	$(8,379,000)	$22,604,000
Cumulative Convertible
Preferred Stock dividends	—	—	—	—	—	(2,000,000)	(2,000,000)
Net income	—	—	—	—	—	1,769,000	1,769,000

Balance, December 31, 2002	435,048	10,000,000	2,555,181	3,000	20,980,000	(8,610,000)	22,373,000
Cumulative Convertible
Preferred Stock dividends	—	—	—	—	—	(2,000,000)	(2,000,000)
Net income	—	—	—	—	—	5,446,000	5,446,000

Balance, December 31, 2003	435,048	$10,000,000	2,555,181	$3,000	$20,980,000	$(5,164,000)	$25,819,000

Beech Street Corporation

(a Delaware corporation)

Consolidated Statements of Cash Flows

December 31, 2003 and 2002

	2003	2002
Cash flows from operating activities
Net income	$5,446,000	$1,769,000
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	3,043,000	7,803,000
Bad debt expense	860,000	1,654,000
Noncash income	(178,000)	—
Noncash compensation expense	13,000	—
Noncash restructuring costs	—	1,297,000
Deferred income taxes	4,248,000	(1,004,000)
Changes in operating assets and liabilities
Accounts receivable	(718,000)	2,015,000
Other receivables	(1,421,000)	(272,000)
Prepaid expenses and other current assets	(480,000)	(66,000)
Deposits and other assets	(272,000)	(646,000)
Accounts payable	999,000	(1,365,000)
Accrued expenses	3,000	(639,000)
Other long-term liabilities	524,000	319,000

Net cash provided by operating activities	12,067,000	10,865,000

Cash flows from investing activities
Purchases of equipment, software and fixtures, net of dispositions	(2,049,000)	(3,615,000)
Purchase of intangible assets	(100,000)	—

Net cash used in investing activities	(2,149,000)	(3,615,000)

Cash flows from financing activities
Payments on long-term debt and notes payable to shareholders	(3,525,000)	(8,778,000)
Dividends paid	(4,350,000)	(1,216,000)

Net cash used in financing activities	(7,875,000)	(9,994,000)

Net increase (decrease) in cash and cash equivalents	2,043,000	(2,744,000)
Cash and cash equivalents, beginning of year	3,060,000	5,804,000

Cash and cash equivalents, end of year	$5,103,000	$3,060,000

Supplemental disclosure of cash flow information
Cash paid during the year for
Interest	$209,000	$406,000
Income taxes	444,000	2,284,000
Supplemental disclosure of noncash investing and financing activities
Accrued dividend for Cumulative Convertible Preferred
Stock (Note 8)	2,000,000	2,000,000

The accompanying notes are an integral part of these consolidated financial statements.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 1

1.	Background and Summary of Significant Accounting Policies

Organization and Background

Beech Street Corporation, a Delaware corporation, (the “Company”) provides access to its networks of preferred providers, utilization management services, case management services, and other cost management and information services to various entities, including insurance companies, self-insured employers, third party administrators and other organizations.

Basis of Presentation

The accompanying consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States, reflect the consolidated results of the Company and its wholly owned subsidiaries. All significant intercompany transactions have been eliminated.

Revenue Recognition

The Company receives revenues for PPO services, utilization management services, and case management services on a predetermined contractual basis (such as a percentage of the derived savings or on a fixed fee per plan participant). Revenues are generally recognized at the time services are provided.

Credit Risk

The Company’s customers are primarily insurance companies, self-insured corporations, third-party administrators, government entities and other managed care companies located in major metropolitan areas throughout the United States of America; consequently, the majority of its revenues and receivables are generated from these market segments.

The Company performs ongoing credit evaluations of its customers’ financial condition and generally requires no collateral from its customers. The allowance for doubtful accounts represents management’s estimate of the amounts ultimately expected not to be collected. In estimating the appropriate level of the allowance for doubtful accounts, management relies predominantly on an internal analysis based upon a specific review of accounts and historical experience. During 2003 and 2002, based upon this analysis, the Company recorded an allowance for doubtful accounts of $162,000 and $780,000, respectively. The Company believes that the allowance for doubtful accounts is adequate to absorb estimated losses as of December 31, 2003.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Equipment, Software and Fixtures

Equipment and fixtures are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized using the straight-line method over the lesser of the life of the asset or the remaining term of the related lease. Capitalized software costs are amortized using the straight-line method over the estimated useful life of the software, which is approximately two to three years. The Company also had capitalized amounts related to the acquisition of a software license. This software license became fully depreciated and was disposed of in 2002.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 2

Capitalized Software Costs

The Company accounts for capitalized software costs in accordance with Statement of Position (“SOP”) 98-1 Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. In accordance with SOP 98-1, upon meeting the specified criteria, the Company capitalizes external direct costs of materials and services consumed in developing or obtaining internal-use software, along with payroll and payroll related costs for employees who are directly associated with such project.

Goodwill

Goodwill represents the excess cost over fair market value of net assets acquired. In accordance with SFAS 142, goodwill is not being amortized, but instead will be subject to an annual assessment of impairment by applying a fair-value based test.

The Company evaluates the carrying value of goodwill in the fourth quarter of each fiscal year. As part of the evaluation, the Company compares the carrying value of goodwill with its fair value to determine whether there has been impairment. Management uses projected future cash flows discounted at the Company’s incremental borrowing rate as an indicator of fair value. Cash flow projections, although subject to a degree of uncertainty, are based on trends of historical performance and management’s estimate of future performance, giving consideration to existing and anticipated competitive and economic conditions. An impairment loss is recognized if the carrying amount of goodwill exceeds its fair value. As of December 31, 2003, the Company does not believe any impairment of goodwill has occurred.

Income Taxes

The Company accounts for income taxes as prescribed by SFAS No. 109, Accounting for Income Taxes. SFAS No. 109 prescribes the use of the asset and liability method to compute the differences between the tax basis of assets and liabilities and the related financial amounts, using currently enacted tax laws. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts that are expected to be realized.

Stock-Based Compensation

In accordance with SFAS No. 123 Accounting for Stock-Based Compensation, the Company accounts for stock option grants in accordance with Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and has adopted the “disclosure only” alternative allowed under SFAS No. 123.

Pursuant to SFAS No. 123, the fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividend yield, volatility 0%, risk-free interest rate from 4.7% to 7.9%, and an expected life of ten years.

	2003	2002
Net income, as reported	$5,446,000	$1,769,000
Pro forma compensation expense, net of related tax effects	128,000	210,000
Pro forma net income	5,318,000	1,559,000

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 3

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities-an interpretation of ARB No. 51. This Interpretation addresses consolidation by business enterprises of variable interest entities, which have one or both of the following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, which is provided through other interests that will absorb some or all of the expected losses of the entity, and (ii) the equity investors lack an essential characteristic of a controlling financial interest. It applies to variable interest entities established after December 31, 2002. Management expects that the application of FIN 46 will not have a significant impact on the Company’s consolidated financial statements.

In April 2003, the FASB issued SFAS No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. This statement is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. It amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS 149 amends SFAS 133 for decisions made as part of the Derivatives Implementation Group process that effectively required amendments to SFAS 133, in connection with other FASB projects dealing with financial instruments and in connection with implementation issues raised in relation to the application of the definition of a derivative. The application of this statement did not have an impact on the Company’s consolidated financial statements.

In May 2003, the FASB issued SFAS No. 150, Certain Financial Instruments with Characteristics of Both Liabilities and Equity. This statement establishes standards for how a company clarifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires a company to classify such instruments as liabilities, whereas they previously may have been classified as equity. SFAS 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise is effective July 1, 2003. The application of this statement did not have an impact on the Company’s consolidated financial statements.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 4

2.	Detail of Selected Balance Sheet Accounts

Equipment, software and fixtures consist of the following as of December 31:

	2003	2002
Equipment, fixtures and computer equipment	$5,122,000	$4,877,000
Computer software and software development costs	10,209,000	8,454,000
Leasehold improvements	1,720,000	1,684,000

	17,051,000	15,015,000
Less: Accumulated depreciation and amortization	(11,882,000)	(8,852,000)

	$5,169,000	$6,163,000

Depreciation and amortization expense associated with equipment, software and fixtures was $3,043,000 and $7,803,000 for the years ended December 31, 2003 and 2002, respectively. During 2002, the Company wrote off its fully amortized software licenses.

Accrued expenses consist of the following as of December 31:

	2003	2002
Accrued vacation	$1,476,000	$1,470,000
Accrued restructuring costs (Note 3)	165,000	1,297,000
Accrued commissions	112,000	346,000
Accrued broker fees	400,000	443,000
Accrued payroll	1,199,000	718,000
Other	1,897,000	972,000

	$5,249,000	$5,246,000

3.	Nonrecurring Charges

During 2002, the Company incurred certain costs, totaling $1,898,000 associated with the Company’s reorganization and consolidation of certain business operations, which the Company considers to be nonrecurring in nature. These costs consisted primarily of severance costs due to certain of the Company’s former employees, facility rents related to relocated business units, legal fees and estimated legal settlement costs related to a leased network dispute, and Company advances deemed nonrecoverable and written off.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 5

4.	Long-Term Debt

Long-term debt consists of the following at December 31:

	2003	2002
Senior Secured Note, with interest at the bank’s prime rate plus the prime rate applicable margin, as defined, or LIBOR rate plus LIBOR rate applicable margin, as defined, principal payable in 60 equal instalments beginning January 1, 2001 through December 1, 2005, collateralized by substantially all assets of the Company	$—	$3,525,000

	—	3,525,000
Less: Current portion	—	3,000,000

	$—	$525,000

Effective December 8, 2000, as amended in the current year, the Company entered into a credit agreement (the “Agreement”), allowing for borrowings up to $25,000,000, which consists of a $15,000,000 acquisition line of credit and a $10,000,000 revolving line of credit. Any borrowings under the terms of the Agreement bear interest at the bank’s prime rate plus applicable margin, as defined in the Agreement, or LIBOR rate plus the LIBOR rate applicable margin, as defined in the Agreement.

As of December 31, 2003, the Company had no borrowings outstanding on either the acquisition or revolving line of credit. Interest is payable on a monthly basis. Pursuant to the terms of the Agreement any amounts outstanding for the revolving line of credit are due in full plus any accrued interest on November 30, 2006, whereas the acquisition line is due in full plus any accrued interest on November 30, 2007.

The Agreement contains various financial and nonfinancial covenants. The Company is required to maintain certain financial ratios throughout the term of the Agreement, including a defined current ratio, certain levels of debt to adjusted cash flow as defined, minimum levels of cash flows, minimum fixed charges coverage levels and minimum levels of net worth. As of December 31, 2003 the Company was in compliance with all of the covenant requirements, as amended on December 18, 2003. In addition, the Company is required to pay the lender 60% of the Excess Cash Flow (as defined in the Agreement) earned during each fiscal quarter.

5.	Transactions With Related Parties

Management and other support services are provided to the Company by entities controlled by certain shareholders. Total fees incurred and paid relating to these services were approximately $482,000 and $487,000 for fiscal years 2003 and 2002, respectively.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 6

6.	Commitments and Contingencies

401(k) Plan

The Company has a defined contribution plan (the “Plan”) established under section 401(k) of the Internal Revenue Code in which all eligible employees can elect to participate. The employees can elect to have certain percentages of their pay withheld for contribution to the Plan on a tax-free basis. The Company matches employees’ contributions as defined in the Plan. During the years ended December 31, 2003 and 2002, the Company made contributions to the Plan of approximately $384,000 and $430,000, respectively.

Letter of Credit

The Company has established an irrevocable and unconditional standby letter of credit in favor of its workers’ compensation insurer for drawings up to $550,000. The beneficiary may draw on this letter of credit if the Company fails to meet their obligations under the policy. The letter of credit expires on March 7, 2004, however, will automatically extend for one year unless the Company notifies the beneficiary. At December 31, 2003, no amount had been drawn on this letter of credit.

Deferred Compensation Plan

Effective October 1, 1997, the Company adopted an Executive Deferred Compensation Plan (the “Executive Plan”) for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Company. During 2002, the Company amended the Plan to include Company contributions at the discretion of the board of directors. The benefits provided under the Executive Plan are intended to be in addition to other employee benefit programs offered by the Company. The employees can elect to defer up to 50% of their base salary and/or 100% of bonuses earned. As of December 31, 2003 and 2002, the Company has recorded a liability due to employees under this Executive Plan of approximately $1,726,000 and $1,202,000, respectively, which is reflected as other long-term liabilities in the accompanying consolidated balance sheet.

Operating Leases

At December 31, 2003 and 2002, the Company has operating lease agreements for its principal facility and for certain equipment, expiring through 2008. Total operating lease expense during the years ended December 31, 2003 and 2002 was approximately $6,207,000 and $6,226,000, respectively. Estimated future minimum lease payments, by fiscal year, are as follows:

Year Ending December 31,
2004	$5,345,000
2005	4,808,000
2006	3,534,000
2007	1,029,000
2008 and thereafter	2,179,000

$16,895,000

Legal Matters

The Company is involved in legal actions and regulatory proceedings, which arise in the normal course of business. Provisions are made for anticipated losses when considered by management to be probable and reasonably estimatable. In the opinion of management, after consultation with legal counsel, none of these unresolved matters will have a material adverse effect on the Company’s financial position or results of operations.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 7

In May 2003, a complaint was filed against the Company alleging breach of contract. The plaintiff has alleged damages in excess of $10,000,000. Similar actions have been filed by this plaintiff in connection with this complaint in the past, all of which were dismissed by the courts. The Company’s management believes that this complaint, as with all others, is without merit and has requested dismissal. In addition, the Company has, and has sought, contractual indemnity rights against other third parties for any potential loss. Although the ultimate disposition of legal proceedings cannot be predicted with certainty, it is the opinion of the Company’s management that the outcome of this action will not have a materially adverse effect on the Company’s financial position or operations.

7.	Income Taxes

The provision for income taxes consists of the following for the year ended December 31:

	2003	2002
Current
Federal	$(782,000)	$1,544,000
State	117,000	634,000

	(665,000)	2,178,000

Deferred
Federal	3,630,000	(833,000)
State	728,000	(52,000)

	4,358,000	(885,000)

	$3,693,000	$1,293,000

The components of the Company’s deferred tax asset (liability) as of December 31 are as follows:

	2003	2002
Current (liability) asset
Prepaids, accruals and other	$(411,000)	$786,000
Allowance for doubtful accounts	332,000	336,000
Amortization	(310,000)	(286,000)
Net operating loss carryforward	—	231,000
Valuation allowance	—	(621,000)

	$(389,000)	$446,000

Noncurrent (liability) asset
Software development costs	(2,416,000)	(1,781,000)
Other	(1,373,000)	(1,833,000)
Depreciation and amortization	702,000	343,000
Net operating loss carryforward	—	2,976,000
Valuation allowance	—	(1,480,000)

	$(3,087,000)	$(1,775,000)

In connection with an acquisition in 1999, the Company established a valuation allowance related to acquired net operating loss carryforwards as it was not more likely than not the Company would be able to utilize these loss carryforwards prior to expiration. In 2003 management determined, based upon current levels of income, that the Company would be able to utilize these loss carryforwards

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 8

prior to expiration. Accordingly, the Company reduced the valuation allowance in the amount of $2,101,000 with a corresponding reduction in the goodwill recorded at the time of the acquisition.

The Company’s effective income tax rate differs from the federal statutory rate as follows for the years ended December 31:

	2003	2002
Provision for income taxes at federal statutory rate	34.0%	34.0%
State income taxes, net of federal benefit	6.1%	6.0%
Permanent items	0.3%	2.2%
Other	0.0%	0.0%

Tax rate	40.4%	42.2%

8.	Shareholders’ Equity

Cumulative Convertible Preferred Stock

During 1999, the Company issued 435,048 shares of Series C Cumulative Convertible Preferred Stock (“Series C Preferred Stock”) to certain existing common shareholders, which generated net proceeds of $10,000,000.

The Series C Preferred Stock has defined registration rights, is convertible at any time into common stock on a one-for-one basis, is mandatorily convertible into common stock upon occurrence of a qualified public offering, as defined, and has a liquidation preference equal to the original issue price plus accrued but unpaid dividends.

Additionally, the Series C Preferred Shareholders are entitled to cumulative dividends as follows:

10%	From the original issuance date through February 28, 2000
15%	March 1, 2000 through December 31, 2000
20%	January 1, 2001 and thereafter

Cumulative dividends, whether paid or not paid, at all times from the original issuance date, shall not exceed $10,500,000. Dividends are to be paid in cash or through the issuance of the Company’s common stock at the election of the preferred shareholders, as defined in the Company’s Amended and Restated Articles of Incorporation. Upon any liquidation, dissolution or winding up of the Company, the holders of Preferred Stock shall first be entitled to be paid the liquidation amount plus any cumulative unpaid dividends. As of December 31, 2003 and 2002, accrued dividends of $2,435,000 and $4,950,000, respectively are reflected in other long-term liabilities in the accompanying consolidated balance sheets as they are not expected to be paid in the next twelve months.

Series C Preferred Shareholders are also entitled to the number of votes equal to the number of shares of common stock they are convertible to.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 9

Warrants

The following is a summary of the warrant activity for the years ended December 31, 2003 and 2002:

	Number of Warrants	Weighted- Average Exercise Price	Exercisable
Outstanding, December 31, 2001	30,000	$10.50	30,000
Issued/exercised	—	—	—

Outstanding, December 31, 2002	30,000	$10.50	30,000
Issued/exercised	—	—	—

Outstanding December 31, 2003	30,000	$10.50	30,000

Remaining weighted average contractual life of all warrants is approximately 4.42 years as of December 31, 2003. The weighted average exercise price for exercisable shares as of December 31, 2003 was $10.50.

9.	Stock Option Plan

The Company’s Stock Incentive Plan (the “Plan”) provides for the grant of stock options to certain officers, directors, key employees, consultants and others performing services to the Company. A total of 262,000 shares have been reserved for issuance under the Plan. Options for qualified stock options granted thereunder have an exercise price equal to or greater than the fair market value of the common stock on the date of grant. Options granted for nonqualified stock options have an exercise price that shall not be less than 85% of the fair market value of the common stock at the date of grant.

As of December 31, 2003, 44,000 total shares remain available for grant under the Company’s stock option plan.

The options generally vest over three years and generally expire either five or ten years from the date of grant. The Company accounts for its stock options pursuant to Accounting Principles Board (“APB”) Opinion No. 25. Accordingly, no compensation expense has been recognized for these grants as the exercise price equaled or exceeded the fair market value of the Company’s common stock on the date of grant.

Beech Street Corporation (a Delaware corporation) Notes to Consolidated Financial Statements December 31, 2003 and 2002	Page 10

The following is a summary of the stock option activity for the years ended December 31, 2003 and 2002:

	2003		2002
	Shares	Weighted- Average Exercise Price	Shares	Weighted- Average Exercise Price
Outstanding, beginning of year	487,000	$16.93	517,000	$17.23
Granted	—	—	—	—
Exercised	—	—	—	—
Cancelled	(5,000)	$23.00	(30,000)	$22.91

Outstanding, end of year	482,000	$16.87	487,000	$16.93

Options exercisable, end of year	482,000	$16.87	462,000	$16.60

Outstanding stock options at December 31, 2003 and 2002 consist of the following:

2003			2002
Options Outstanding
Shares	Exercise Price/ Weighted- Average Exercise Price	Weighted- Average Remaining Life	Shares	Exercise Price/ Weighted- Average Exercise Price	Weighted- Average Remaining Life
214,000	$10.00	4.14	214,000	$10.00	4.14
49,000	$19.44	2.92	49,000	$19.44	2.92
219,000	$23.00	7.41	224,000	$23.00	7.41

482,000	$16.87	5.50	487,000	$16.93	5.52

10.	Subsequent Event (unaudited)

On October 3, 2005, all of the outstanding shares of the Company’s capital stock were acquired by Concentra Operating Corporation in a $165.0 million cash transaction.